EXHIBIT 21
SOVEREIGN BANCORP, INC.
Direct and Indirect Subsidiaries of Sovereign Bancorp, Inc. at December 31, 2006.

Subsidiary	State or other jurisdiction of Incorporation
Sovereign Bank	United States of America
195 Montague Street LP	New York
1130 Abstract, Inc.	Pennsylvania
201 Associates, Inc	Delaware
70 Quincy Avenue, LLC	Delaware
CBL Service Corporation	Pennsylvania
Compass REIT Corp	Massachusetts
Compass REIT Holding, Inc.	Delaware
First Essex Capital Statutory Trust II	Connecticut
First Essex Capital Trust I	Delaware
First Essex Capital, Inc.	Massachusetts
First Essex Securities Corp	Massachusetts
ICM Capital LLC	New York
Independence Community Bank Corp.	New York
Independence Community Commercial Reinvestment Corp.	Delaware
Independence Community Insurance Agency, Inc.	New York
Independence Community Investment Corp.	Delaware
Independence Community Realty Corp.	New York
Meridian Capital Group LLC	New York
ML Capital Trust I	Delaware
PBE Companies, LLC	Delaware
Seacoast Capital Trust I	Delaware
Seacoast Capital Trust II	Delaware
SIB Mortgage Corp.	New Jersey
SOV APEX Co.	Delaware
SOV Asset Management LLC	Delaware
SOV Charter Limited	UK (England & Wales)
SOV Collateral Management LLC	Delaware
SOV Facilitation LLC	Delaware
SOV Funding Trust	Delaware
SOV Trust Manager Co.	Delaware
Sovereign Agency Massachusetts, LLC	Massachusetts
Sovereign Agency, LLC	New Jersey
Sovereign Auto 2001-A LLC	Delaware

Sovereign Auto Finance 2001-A LLC	Delaware
Sovereign Benefits Consulting, Inc.	Pennsylvania
Sovereign Capital Trust I	Delaware
Sovereign Capital Trust III	Delaware
Sovereign Capital Trust IV	Delaware
Sovereign Capital Trust V	Delaware
Sovereign Capital Trust VI	Delaware
Sovereign Community Development Co.	Delaware
Sovereign Dealer Finance, Inc.	Delaware
Sovereign Dealer Floor Plan Master LLC	Delaware
Sovereign Delaware Investment Corporation	Delaware
Sovereign Leasing LLC	Delaware
Sovereign LMI, Inc.	Rhode Island
Sovereign Precious Metals, LLC	Pennsylvania
Sovereign Real Estate Investment Trust	Delaware
Sovereign REIT Holdings, Inc.	Delaware
Sovereign Securities Corporation, LLC.	Pennsylvania
Sovereign SFG, Inc.	Delaware
Sovereign Trade Services (HK) Limited	Hong Kong
STA, Inc.	Delaware
Waypoint Brokerage Services, Inc.	Pennsylvania
Waypoint Capital Trust I	Delaware
Waypoint Capital Trust II	Delaware
Waypoint Insurance Group, inc.	Pennsylvania
Waypoint Settlement Service, LLC	Pennsylvania
Waypoint Statutory Trust III	Connecticut
Wiljo Development Corp.	New York